Exhibit 5

J. M. Walker & Associates

Attorneys at Law

7841 South Garfield Way

Centennial, CO 80122

jmwlkr85@gmail.com

Telephone: 303-850-7637                         Facsimile: 303-482-2731

February 28, 2012

US Parts Online Inc.

Re: Opinion of Counsel - Registration Statement on Form S-1

Gentleman:

I have acted as counsel to US Parts Online Inc. in connection with the preparation and filing of a registration statement on Form S-1.  The registration statement covers the registration under the Securities Act of 1933 of 8,000,000 common shares to be sold by US Parts Online Inc.   I have examined the registration statement, US Parts Online Inc.’s articles of incorporation and bylaws, as amended, and minutes of meetings of its board of directors.

Based upon the foregoing, and assuming that the common shares will be issued in accordance with the plan of distribution as described in the registration statement and that US Parts Online Inc. will fully comply with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states or foreign jurisdictions in which common shares may be sold, I am of the opinion that the 8,000,000 common shares will, when sold, be validly issued, fully paid and non-assessable.

This opinion opines upon Nevada law, including the Nevada Revised Statutes, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on my knowledge of the law and facts as of the date of the registration statement’s effectiveness.

This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with the registrant in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

CONSENT

I consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus that is made a part of the registration statement.

Very truly yours,

J. M. Walker & Associates

Attorneys At Law

By:

/s/ Jody M. Walker

Jody M. Walker, Attorney At Law